SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 30, 2006

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2006, Mobilepro Corp. (“Mobilepro”) entered into an amended 7.75% secured convertible debenture in the amount of $15,149,650 (the “Debenture”) with Cornell Capital Partners, LP (“Cornell Capital”). The Debenture amended the 7.75% convertible debenture in the principal amount of $15,500,000 dated May 13, 2005 issued by Mobilepro to Cornell Capital. Under the revised terms of the Debenture, Mobilepro has agreed to make weekly scheduled principal payments of at least $250,000 commencing September 1, 2006 with interest on the outstanding principal balance payable at the same time. Mobilepro has the right to make any and all such payments by issuing shares of its common stock to Cornell Capital with the amount of such shares based upon the lower of $0.275 per share or 93% of the average of the two lowest daily volume weighted average prices of Mobilepro’s common stock during the five days immediately following the scheduled payment date. Cornell Capital may convert all or any part of the unpaid principal and accrued interest owed under the Debenture into shares of Mobilepro common stock at a conversion price of $0.275 per share. The Debenture is secured by a blanket lien on Mobielpro’s assets.

Mobilepro has a right to redeem all or a portion of the outstanding amounts owed under the Debenture. If Mobilepro’s common stock is trading at or above $0.275 then Mobilepro must pay an amount equal to the principal being repaid plus a redemption premium equal to 20% of the principal amount being redeemed and accrued interest. Mobilepro must also issue to Cornell Capital a warrant to purchase an amount of shares of Mobilepro common stock equal to one-third of the principal amount redeemed divided by $0.275. The warrant has “piggyback” registration rights and is exercisable for the shorter of five years or 18 months after the underlying shares are registered for sale under the Securities Act of 1933, as amended. If Mobilepro’s common stock is trading below $0.275 per share then Mobilepro must pay either a redemption premium of 10% of the principal amount and accrued interest redeemed or issue a warrant with the same terms as described above for redemption when Mobilepro’s price per share of common stock is equal or greater than $0.275, at Cornell Capital’s election.

As of May 31, 2006, Cornell Capital held 8,776,388 issued and outstanding shares of Mobilepro’s common stock and is deemed, pursuant to SEC Rule 13d-3, to beneficially own 22,123,612 shares of Mobilepro’s common stock that includes 6,000,000 shares of common stock issuable upon the exercise of a warrant to purchase our common stock and 16,123,612 shares of our common stock issuable upon the conversion of the Debenture. Under the terms of the Debenture, Cornell Capital is required to provide 65 days written notice in order to execute a conversion resulting in beneficial ownership greater than 4.99% of Mobilepro’s common stock.

The terms of the Debenture described above are only a summary of the Debenture terms and are qualified in their entirety by reference to the Debenture which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.1 7.75% Secured Convertible Debenture dated June 30, 2006 issued by Mobilepro Corp. to Cornell Capital Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer MOBILEPRO CORP.

Date: July 7, 2006